Exhibit 3.1.1

                               SECRETARY OF STATE
                                 STATE OF NEVADA

                                     (SEAL)

                                CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CHINA VOICE HOLDING CORP., did on July 8, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 16, 2008.

(SEAL)                                                  ROSS MILLER
                                                        Secretary of State


                                                        By: /s/ Sandra A. Kraatz
                                                            --------------------
                                                            Certification Clerk

ROSS MILLER                             Filed in the office of Ross Miller
Secretary of State                      Secretary of State
2005 North Carson Street                State of Nevada
Carson City, Nevada 89701-4299          Document Number 200804620022-26
(775) 684-6708                          Filing Date and Time: 07/08/2008 7:03 AM
Website:  www.nvsos.gov                 Entity Number E0447482008-7

1.   Name of Corporation:

CHINA VOICE HOLDING CORP.

2.   Registered Agent for Service             Capitol Corporate Services, Inc.
     of Process:                              202 S. Minnesota
                                              Carson City, Nevada 89703

3.   Authorized Stock:                        410,000,000  shares  at .001 par
                                              value per share

4.   Names and Addresses of                   Bill  Burbank
     the Board of Directors/Trustees:         327 Plaza Real, Suite 319
                                              Boca Raton, FL 32432

                                              D. Ronald Allen and Hin Hiong Khoo
                                              327 Plaza Real, Suite 319
                                              Boca Raton, FL 32432

5.   Purpose:                                 The  purpose of the  corporation
                                              shall be:

6.   Name, Address and Signature              Ronald L. Brown
     of Incorporator:                         1717 Main Street, Suite 3700
                                              Dallas, TX 75201

7.   Certificate of Acceptance of             I hereby accept  appointment  as
     Appointment of Registered Agent:         Registered  Agent  for the above
                                              named Entity




                                              /s/ Delanie Case
                                              ----------------
                                              Delanie Case, Assistant Secretary

                                              Dated:   07.08.08

                            ARTICLES OF INCORPORATION
                                       OF
                            CHINA VOICE HOLDING CORP.

         I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the Corporation Laws of the State of Nevada, do hereby adopt the following Articles of Incorporation for the Corporation.

                                  ARTICLE ONE

         The amended name of the Corporation is China Voice Holding Corp.

                                  ARTICLE TWO

         The address of the Corporation's principal office in the State of Nevada is 202 S. Minnesota, Carson City, Nevada 89703, and the name of its registered agent at such address is Capitol Corporate Services, Inc.

                                 ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

                                  ARTICLE FOUR

         The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be four hundred million (400,000,000) shares of Common Stock of the par value of ($.001) each, and ten million (10,000,000) shares of Preferred Stock of the par value of ($.001) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

         1. Designation of Series A Preferred. A series of Preferred Stock, with a par value of $0.001 per share, of the Corporation is established and given the distinctive designation of "Series A Preferred Stock, $0.001 par value" (the "Series A Preferred"). This Series consists of 20,000 shares, of which the rights and preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such rights and preferences shall be as follows:

              (a) Dividends. The holders of Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation, legally available therefor, and the Corporation shall be bound to pay thereon, payable in cash only, from said proceeds, at the annual rate of twelve percent (12%) of the Liquidation Value per annum per share of Series A Preferred, payable quarterly. Such dividends shall be paid in preference to the holders of any other class of capital stock, or series thereon. Such dividends shall commence to accrue on the date any shares of the Series A Preferred are first issued and become outstanding and shall be available to holders of record on the record date as fixed by the board of directors of the Corporation. Such dividends shall be cumulative, so that it at anytime dividends upon the




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outstanding  Series A Preferred  shall not have been paid or declared  and a sum sufficient for the payment thereof set apart for such payment, the amount of the deficiency shall accrue and shall bear dividends at the annual rate of twelve percent (12%) per annum and the aggregate deficiency shall be fully paid, or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, for all prior periods before any sum or sums shall be paid or set aside as dividends for any other class, or series thereof, of capital stock of the Corporation.

              (b) Voting Rights. Holders of the Series A Preferred Stock shall have the right to vote on any or all matters that the holders of Common Stock are entitled to vote on. Each share of Series A Preferred shall have voting rights equal to 2,500 shares of common stock.

              (c) Redemption.

              (1) Subject to the other provisions of this Paragraph 1(c) and applicable law, the Corporation shall have the right, but not the obligation, to redeem the Series A Preferred at any time at a price equal to the liquidation value. If any such notice of redemption shall have been duly given or if the Corporation shall have granted to a bank or trust company an irrevocable written authorization promptly to give or complete such notice and pay all amounts due to holders of shares (as evidenced by a list of holders of such shares certified by the president or vice president and by the secretary or an assistant secretary of the Corporation) called for redemption and if on or before the redemption date specified therein, all funds necessary for such redemption (including an amount equal to the accumulated and unpaid dividends thereon to the date fixed for redemption) shall have been deposited by the Corporation with such bank or trust company designated in such notice, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit (or from and after the redemption date if such notice shall fail to state the holders of the shares called for redemption may receive their Redemption Price at any time after such deposit), all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares shall cease and terminate, except for the right of the holders of the certificates, upon surrender thereof, to receive the Redemption Price out of the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

              (2) Any shares of Series A Preferred redeemed, purchased or otherwise acquired by the Corporation shall be deemed canceled and may thereafter be reissued as Series A Preferred or any other series of Preferred Stock at a value set by the Board of Directors.

              (d) Conversion. A holder of Series A Preferred shall not have the right to convert the shares of Series A Preferred held by such holder into shares of Common Stock of the Corporation.



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

              (e) Priority in Event of Dissolution and Liquidation or Sale of Assets.

              (1) Subject to the remaining provision of this Paragraph 1(e), in the event of any sale of all or substantially all of the assets of the Corporation or any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise (a "Liquidating Event"), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred shall be entitled to receive, out of the remaining net assets of the Corporation, an amount equal to $1,000.00 in cash, plus all accumulated but unpaid dividends (the "Liquidation Value"), for each outstanding share of Series A Preferred, before any distribution or payment shall be made to the holders of Common Stock of the Corporation. Upon the occurrence of any Liquidating Event, and after payment or provision for payment of the debts and other liabilities of the Corporation, if the assets of the Corporation available for distribution to shareholders shall be insufficient to permit the payment to the holders of Series A Preferred of an amount equal to the Liquidation Value per share, then all the remaining assts of the Corporation shall be distributed ratably among the holders of Series A Preferred then outstanding according to the number of shares held by each. After payment in full to the holders of Series A Preferred of the amount distributable to them as herein provided, the holders of any other junior capital stock shall be entitled, to the exclusion of the holders of Series A Preferred, to share ratably in the remaining assets of the Corporation in accordance with their respective rights.

              (2) Neither the consolidation nor merger of the Corporation with or into any other corporation shall be deemed to be a sale of all or substantially all of the assets of the Corporation or a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, within the meaning of this Paragraph 1(e).

              (3) No provision of this Paragraph 1(e) shall in any manner, prior to any sale of all or substantially all of the assets of the Corporation or any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, create or be considered or deemed to create any restriction upon the surplus of the Corporation or prohibit the payment of dividends on the capital stock of the Corporation out of the funds of the Corporation legally available therefor, nor shall any such restriction or prohibition be in any manner implied from the provisions of this Paragraph 1(e).

              (f) Shareholder's Agreement. Holders of the Series A Preferred shall notify the Corporation of any proposed transfer of the Series A Preferred stock and shall give the Corporation a right of first refusal on a proposed transfer of the Series A Preferred.

              (1) Notice of transfer of Series A Preferred shall be given by mailing to the Corporation such notice not less than twenty (20) nor more than fifty (50) days prior to the date fixed for such proposed transfer of shares of Series A Preferred, by first-class mail, postage prepaid. If less than all of the outstanding Series



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

              A Preferred is to be transferred, the redemption may be made pro rata, by lot or in such other equitable manner as may be prescribed by resolution of the Board of Directors.

              (2) Notwithstanding the provision of this Paragraph 1(f), the Corporation shall not have the right or first refusal with respect to a transfer of Series A Preferred stock from a holder to an affiliate of such holder.

              (3) Subject to the foregoing and to the provisions contained in this Paragraph 1(f), the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which Series A Preferred shall be transferred from time to time.

         2. Issuance in Class or Series. The remaining shares of Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.



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

         All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

         All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

         3. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

         4. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the Corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation;
(c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                  ARTICLE SIX

         No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

                                 ARTICLE SEVEN

         1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."



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

         2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one nor more than fifteen persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either
(i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66?% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 90 days in advance of the date in which the next annual meeting of stockholders is to be held.

         4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

         5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66?% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

         6. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66?% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation. In the resolution setting forth the proposed amendment, the Board of Directors may insert a provision allowing the Board of Directors to later abandon the amendment, without consent by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.



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

                                 ARTICLE EIGHT

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66?% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

                                  ARTICLE NINE

         No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

                                  ARTICLE TEN

         The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation, or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the NRS, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Tenth Article is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

         The Corporation may, pursuant to approval by the Board of Directors, additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

                                 ARTICLE ELEVEN

         A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of NRS 78.300. Any repeal or amendment of this Eleventh Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Eleventh Article, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by



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

any law hereafter enacted, including, without limitation, any subsequent amendment to the NRS.

         I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Nevada, do make, file and record these Articles of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 8th day of July, 2008.





                                                     /s/ Ronald L. Brown
                                                     -------------------
                                                     Ronald L. Brown





















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